UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2021 (January 5, 2021)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On January 5, 2021, Range Resources Corporation (“the Company”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, Range Production Company, LLC, Range Resources—Appalachia, LLC, Range Resources—Louisiana, Inc., Range Resources—Midcontinent, LLC and Range Resources—Pine Mountain, Inc. (collectively, the “Subsidiary Guarantors”) and BofA Securities, Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $600 million aggregate principal amount of its 8.25% senior notes due 2029 (the “Notes”) in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 144A and Regulation S.

The Company completed the offering of the Notes on January 8, 2021 and received net proceeds of approximately $590.8 million after deducting the Initial Purchasers’ discounts and estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of borrowings under its bank credit facility.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. Such Initial Purchasers have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the Initial Purchasers or their affiliates are lenders under the Company’s bank credit facility and may receive a portion of the net proceeds from this offering used to repay such bank credit facility.

The Purchase Agreement contains customary representations and warranties of the parties, conditions to closing, indemnification rights and termination provisions. The Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year other than the Notes for a period of 60 days after the date of the Purchase Agreement without the prior written consent of BofA Securities, Inc. A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

The terms of the Notes are governed by the Indenture, dated as of January 8, 2021 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on January 15, 2029. Interest will accrue from January 8, 2021 and will be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2021.

The Notes are unsecured, rank equally with all of the existing and future senior unsecured debt of the Company and the Subsidiary Guarantors and rank senior to all of the existing and future subordinated debt of the Company and the Subsidiary Guarantors. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors. The Notes will rank effectively junior to any secured indebtedness of the Company and the Subsidiary Guarantors, including under the Company’s bank credit facility, and other secured obligations to the extent of the value of the assets constituting collateral securing such indebtedness and obligations.

The Company may, at its option, redeem some or all of the Notes at any time on or after January 15, 2024 at the redemption prices specified in the Indenture. Prior to such time, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes at the redemption price specified in the Indenture. In addition, before January 15, 2024, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of certain changes in control, the Company must offer to repurchase the Notes. The Indenture contains customary events of default (each an “Event of Default”). If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the unpaid principal of, premium, if any, and accrued but unpaid interest on, all the Notes then outstanding to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on, all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The above description of the Indenture, the Notes and the guarantees is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, the Company, the Subsidiary Guarantors and BofA Securities, Inc., as representative of the Initial Purchasers, entered into a Registration Rights Agreement dated January 8, 2021 (the “Registration Rights Agreement”), whereby the Company and the Subsidiary Guarantors have agreed, at their expense, to use commercially reasonable efforts to (i) cause to be filed a registration statement enabling the holders to exchange the privately placed Notes and guarantees for registered notes and guarantees with substantially similar terms (except that the exchange notes shall not contain terms with respect to transfer restrictions or liquidated damages upon a Registration Default, as defined in the Registration Rights Agreement), (ii) cause the registration statement to become effective by the 365th day following the date of issuance of the Notes, (iii) complete the exchange offer within 20 days after such effective date and (iv) file a shelf registration statement for the resale of the Notes if the exchange offer cannot be effected within the time periods listed above. The interest rate on the Notes will increase if the Company does not comply with its obligations under the Registration Rights Agreement.

The above description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture, the Registration Rights Agreement and the related guarantees is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Indenture and the Registration Rights Agreement.

ITEM 7.01	Regulation FD Disclosure

On January 5, 2021, the Company issued a press release announcing that it had commenced the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On January 5, 2021, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The press releases shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated January 8, 2021, among the Company, the Subsidiary Guarantors and the Trustee.

4.2	Registration Rights Agreement, dated January 8, 2021, among the Company, the Subsidiary Guarantors and BofA Securities, Inc., as representative of the Initial Purchasers.

10.1	Purchase Agreement, dated January 5, 2021, by and among Range Resources Corporation, Range Production Company, LLC, Range Resources—Appalachia, LLC, Range Resources—Louisiana, Inc., Range Resources—Midcontinent, LLC, Range Resources—Pine Mountain, Inc. and BofA Securities, Inc., as representative of the Initial Purchasers.

99.1	Press Release, January 5, 2021, announcing the offering of the Notes.

99.2	Press Release, January 5, 2021, announcing pricing of the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Mark S. Scucchi
Mark S. Scucchi
Chief Financial Officer

Date: January 8, 2021

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